UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	36-4996461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E Catawba Street Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2023, the Board of Directors (the “Board”) of Piedmont Lithium Inc. (the “Company”) approved an increase to the size of the Board from five to seven directors with the two newly created directorships being allocated to Class I, effective as of January 3, 2023 (the “Effective Time”), in accordance with the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws. The Board appointed Christina Alvord and Michael Bless, effective as of the Effective Time, to fill the newly created Class I directorships as Class I independent directors to hold office until the next election of Class I directors and until their respective successors shall have been duly elected and qualified or until their earlier respective death, resignation, removal, retirement or disqualification. In addition, effective as of the Effective Time, (i) Ms. Alvord has been appointed to the Compensation and Leadership Committee, replacing Jorge Beristain on the committee as of such time, and Mr. Bless has been appointed to the Audit Committee, replacing Claude Demby on the committee as of such time.

Ms. Alvord most recently served as the President of the Central Division of Vulcan Materials Company, the nation’s largest producer of construction aggregates, from 2019 until 2021. Mr. Bless most recently served as Special Advisor to the Chief Executive Officer and the board of directors of Century Aluminum Company, a U.S.-based, publicly-held, global producer of primary aluminum, from July 2021 through March 2022.

Ms. Alvord and Mr. Bless will participate in the Company’s standard compensation program for non-employee directors, as determined by the Board from time to time. Currently, this program includes a $60,000 annual retainer for service on the Board and additional annual retainers for service on committees of the Board, including $7,500 for service on the Compensation and Leadership Committee and $9,500 for service on the Audit Committee. Each of Ms. Alvord and Mr. Bless also entered into standard indemnification agreements with the Company, a form of which was previously filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, which was filed on August 31, 2021.

There are no transactions involving Ms. Alvord or Mr. Bless and the Company that require disclosure under Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Ms. Alvord or Mr. Bless and any other person pursuant to which they were selected to serve as directors.

On January 4, 2023, the Company issued a press release announcing Ms. Alvord’s and Mr. Bless’ appointments to the Board, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated January 4, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: January 4, 2023		/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer